Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 9, 2004 relating to the consolidated financial statements of Access Integrated Technologies, Inc., which appears in Access Integrated Technologies, Inc.'s Annual Report on Form 10-KSB for the year ended March 31, 2004.



/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
April 22, 2005